Exhibit 10.3

SECOND AMENDMENT TO

TRADEMARK LICENSE AGREEMENT

This SECOND AMENDMENT TO TRADEMARK LICENSE AGREEMENT (“Amendment”) is made this 13 day of August, 2014 by and between SQL Lighting & Fans, LLC, a _______ limited liability company with a place of business at 3060 Peachtree Road, Suite 390, Atlanta, GA 30305, (“Licensee”) and GE Trademark Licensing, Inc., a Delaware corporation with a place of business at 8 Southwoods Blvd., Albany, NY 12211, (“GE”) with reference to the following background:

A. GE and Licensee entered into an agreement entitled TRADEMARK LICENSE AGREEMENT, dated June 15, 2011, pursuant to which GE granted to Licensee a license to use the GE monogram logo and certain other trademarks as provided therein (“Agreement”).

B. GE and Licensee executed the FIRST AMENDMENT TO TRADEMARK LICENSE AGREEMENT, dated April 17, 2013, pursuant to which the Parties amended Sections 3.3, 4.1, 8.2, and Attachment 1 of the Agreement.

C. GE and Licensee desire by this agreement entitled “SECOND AMENDMENT TO TRADEMARK LICENSE AGREEMENT” (“Amendment”) to amend the Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereby agree as follows:

1. Capitalized terms used in this Amendment shall have the meanings given to such terms in the Agreement.

2. Section 1.4 of the Agreement is hereby deleted in its entirety and is replaced and superseded by the following text:

“1.4 “Contract Year” means each successive twelve (12) month period from December 1st through November 30th beginning on December 1, 2013. For example, Contract Year 2014 is December 1, 2013 through November 30, 2014.”

3. Sections 1.6 of the Agreement is hereby deleted in its entirety and is replaced and superseded by the following text:

“1.6 “Expiration Date” means November 30, 2018 if this Agreement is not renewed and, if it is renewed, it means the last day of the last Renewal Term.”

4. Section 3.3 of the Agreement is hereby is deleted in its entirety and is replaced and superseded by the following text:

“Royalty and Payment Schedule for Through November 30, 2013

No royalties are due for periods prior to January 1, 2013. The aggregate royalties due for the period January 1, 2013, to November 30, 2013 shall be $400,000, and the parties acknowledge and agree that Licensee has paid such amount in full.

1

Royalty and Payment Schedule Beginning with Contract Year 2014

Royalties shall be owed to GE by Licensee for Contract Years 2014 and after shall be calculated according to the tiered structure below:

Net Sales in the Contract Year	Percentage of the Contract Year Net Sales Owed to GE1
First $50,000,000 of Net Sales in the Contract Year	7%
Next $50,000,000 of Net Sales in the Contract Year	6%
Net Sales in excess of $100,000,000 for the Contract Year	5%

Each Contract Year, Licensee shall make royalty payments according to the following schedule:

For Net Sales Made	Payment Due Date
December 1 through February 28/29	The following March 26
March 1 through May 30	The following June 26
June 1 through August 31	The following September 26
September 1 through November 30	The following December 26

Minimum Royalty Payment

The Term shall carry a royalty minimum of $12,000,000. If Licensee does not pay GE a total of at least $12,000,000 in cumulative royalties over the Term, the difference between $12,000,000 and the amount of royalties paid to GE is owed to GE by December 31, 2018.”

5. Section 4.1 of the Agreement is hereby amended to extend the expiration of Term from December 31, 2017 to November 30, 2018.

6. The modifications to the Agreement set forth in this Amendment shall be effective as of the date first above written (“Effective Date”).

7. Except as expressly modified by this Amendment, all of the terms and conditions of the Agreement, including its appendices, remain in full force and effect.

IN WITNESS WHEREOF, GE and Licensee have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.

“LICENSEE”		“GE”
SQL LIGHTING & FANS, LLC		GE TRADEMARK LICENSING, INC.

By:	/s/ James R. Hills	By:	/s/ William D. Hickey
Name:	James R. Hills	Name:	William D. Hickey
Title:	President, CEO	Title:	GM NA Consumer Sales
Date:	8/13/14	Date:	8-13-14

1 For example, should Licensee have sales totaling $75,000,000 during a Contract Year, then Licensee will owe a 7% royalty on the first $50,000,000 and a 6% royalty on the remaining $25,000,000.

2